SCHEDULE 14A
                                (Rule 14a-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                          SCHEDULE 14A INFORMATION
     Proxy Statement Pursuant to Section 14(a) of the Securities
            Exchange Act of 1934 (Amendment No.  )

Filed by the registrant (X)
Filed by a party other than the registrant ( )

Check the appropriate box:
( ) Preliminary proxy statement
(X) Definitive proxy statement
( ) Definitive additional materials
( ) Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12



                            Gleason Corporation
              (Name of Registrant as Specified in Its Charter)

                             Ralph E. Harper
               (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):
(X) $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
( ) $500 per each party to the controversy pursuant to Exchange Act Rule
        14a-6(i)(3).
( ) Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
    (1) Title of each class of securities to which transaction applies:

    (2) Aggregrate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11<F1>:

    (4) Proposed maximum aggregate value of transaction:

( ) Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
    (1) Amount previously paid:

    (2) Form, schedule or registration statement no.:

    (3) Filing party:

    (4) Date filed:

[FN]
<F1> Set forth the amount on which the filing fee is calculated and state how it was determined.

               Gleason Corporation           1000 University Avenue
                                             P.O. Box 22970
                                             Rochester, New York 14692-2970



                                        April 1, 1994



          Dear Stockholder:

                    You are cordially invited to attend the Annual Meeting of Gleason Corporation Stockholders to be held on Tuesday, May 3, at the Company's offices at 1000 University Avenue, Rochester, New York. Your Board of Directors looks forward to greeting personally those stockholders able to attend. Enclosed you will find a postcard to be returned to Gleason Corporation which will reserve a seat for you at the Annual Meeting. When we receive your card, tickets for attendance will be mailed to you. Stockholders must have a ticket to attend the Annual Meeting.

                    At the meeting, you are being asked to elect two directors and to appoint independent auditors.

                    It is important that your shares be represented and voted at the Annual Meeting whether or not you plan to attend. Accordingly, you are requested to sign, date and mail the enclosed proxy at your earliest convenience.

                    Thank you for your cooperation.

                                        On Behalf of the Board of Directors

                                        Sincerely,

                                        James S. Gleason
                                        James S. Gleason
                                        Chairman and President

                                 GLEASON CORPORATION
                    NOTICE OF 1994 ANNUAL MEETING OF STOCKHOLDERS


          TO OUR STOCKHOLDERS:

                    The Annual Meeting of Stockholders of Gleason
          Corporation will be held at the Company's offices at 1000 University Avenue, Rochester, New York on Tuesday, May 3, 1994 at 10:00 A.M. for the following purposes:

                    (1)  To elect two directors for three-year terms;

                    (2) To appoint Ernst & Young independent auditors for the year 1994;

                    (3) To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.



                    The Board of Directors has fixed the close of business on March 10, 1994 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting.


                                        By Order of the Board of Directors
                                        RALPH E. HARPER, Secretary

          Rochester, New York
          April 1, 1994

          _______________________________________________________________
          Please complete, sign and date the enclosed proxy and return it promptly in the enclosed return envelope, which will require no postage if mailed in the United States.
          _______________________________________________________________

          Gleason Corporation, 1000 University Avenue, P.O. Box 22970, Rochester, New York 14692-2970


                                   PROXY STATEMENT

                    This Proxy Statement is furnished in connection with solicitation of the enclosed proxy by Gleason Corporation in connection with the Annual Meeting of Stockholders of the Company to be held on May 3, 1994.

                    The principal executive offices of the Company are located at 1000 University Avenue, Rochester, New York
          14692-2970. The approximate date on which this proxy statement and the enclosed proxy are being sent to stockholders is April 1, 1994.

                    The close of business on March 10, 1994 has been fixed as the record date for determination of the stockholders entitled to notice of, and to vote at, the meeting. On that date there were outstanding and entitled to vote 5,162,980 shares of Common Stock, each of which is entitled to one vote on each matter at the meeting.

                    The enclosed proxy, if properly completed, signed and returned prior to the meeting, will be voted at the meeting in accordance with the choices specified thereon and, if no choices are specified, will be voted for the election as directors of the persons nominated by the Board of Directors and in favor of the appointment of Ernst & Young as independent auditors for 1994. A stockholder giving a proxy has the right to revoke it at any time before it has been voted by (i) giving written notice to that effect to the Secretary of the Company, (ii) executing and delivering a proxy bearing a later date which is voted at the Annual Meeting, or (iii) attending and voting in person at the Annual Meeting.


                                ELECTION OF DIRECTORS

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR THE ELECTION OF THE NOMINEES.
                    The Company's Board of Directors is divided into three classes, one of which is elected at each Annual Meeting for a term of three years and until their successors have been elected and have qualified. During 1993 the Board of Directors held eight meetings. In October 1993 Paul W. MacAvoy resigned from the Board and J. David Cartwright was elected a director. The terms of Mr. Cartwright and James S. Gleason expire this year and the Board of Directors has nominated each of them to serve as a director for a three-year term. The Board of Directors believes that they will be available and able to serve as directors but, if for any reason either of them should not be, the persons named in the proxy may exercise discretionary authority to vote for a substitute proposed by the Board of Directors.
                    Directors are elected by a plurality of the votes cast by stockholders entitled to vote in the election. The Company's by-laws govern the methods for counting votes and, subject thereto, vest this responsibility in the inspectors of election appointed to perform this function.


                    The Board of Directors of the Company has an Audit Committee, an Executive Committee and an Executive Compensation Committee. It has no nominating committee.
                    The members of the Audit Committee are Robert W. Bjork, Chairman, Donald D. Lennox and Robert A. Sherman. This committee is responsible for evaluating audits and the independence of the Company's auditors and also reviews accounting principles, internal controls and compliance with certain Company policies. In 1993 this Committee held three meetings.
                    The members of the Executive Committee are James S. Gleason, Chairman, Julian W. Atwater, Donald D. Lennox, and Robert A. Sherman. This committee, which held no meetings in 1993, has all the powers of the Board of Directors in intervals between Board meetings except as limited by law.
                    The members of the Executive Compensation Committee are Robert A. Sherman, Chairman, Julian W. Atwater, and Donald D. Lennox. This Committee, which held four meetings in 1993, reviews executive compensation, adopts compensation plans other than those providing for the issuance of stock, authorizes executive employment arrangements and administers the Company's incentive compensation plans.
                    Directors who are employees of the Company receive no additional compensation for service as directors. Directors who are not employees of the Company receive an annual fee of $9,000 for service as directors plus $600 for each Board and committee meeting attended, but only $300 per meeting in excess of one per day. Committee chairmen receive an additional $300 for each committee meeting which they chair. Under the Company's 1992 Stock Plan, each year each director who is not an employee of the Company receives an option to purchase 1,000 shares of the Company's Common Stock. These options are exercisable at the fair market value per share on the date of the grant and are fully exercisable six months after the date of the grant for a term of ten years, subject to earlier expiration if the grantee ceases to serve as a director. The Company has a deferral plan pursuant to which payment of directors' fees may be deferred and accrue interest at the prime rate or deferred and credited to a hypothetical stock account as if used to purchase shares of the Company's Common Stock.
                    In 1993 all the directors, except Mr. MacAvoy, attended at least 75% of the total number of meetings of the Board of Directors and of Board committees on which they served.
                    Certain information about the nominees and those directors whose terms of office will continue after the Annual Meeting is set forth below.


                                                PRINCIPAL OCCUPATIONS AND
                        DIRECTOR     TERM       OTHER DIRECTORSHIPS
        NAME AND AGE      SINCE      EXPIRES    HELD IN PUBLIC COMPANIES

        NOMINEES:

        James S.          1965       1994       Chairman, Chief Executive
         Gleason (59)                           Officer and President of the
                                                Company

        J. David
         Cartwright (55)  1993       1994       President, Champion Spark Plug
                                                Company, a division of Cooper
                                                Industries, Inc., since 1992;
                                                prior thereto President of
                                                Cooper Power Tools Division
                                                (1988-1992)


        OTHER DIRECTORS:

        Julian W.         1976       1996       Julian W. Atwater, P.C.
         Atwater (62)                           is a partner in Nixon,
                                                Hargrave, Devans & Doyle,
                                                attorneys

        Robert W.         1968       1996       Vice President of
         Bjork (67)                             Schaenen Wood & Associates,
                                                Inc., an investment management
                                                firm, since 1992; prior thereto
                                                Managing Director of Weatherly
                                                Capital Corporation, an
                                                investment management firm




                                                PRINCIPAL OCCUPATIONS AND
                        DIRECTOR     TERM       OTHER DIRECTORSHIPS
        NAME AND AGE      SINCE      EXPIRES    HELD IN PUBLIC COMPANIES

        Donald D.         1987       1996       Chairman of International
         Lennox (75)                            Imaging Materials, Inc., a
                                                manufacturer of thermal
                                                transfer ribbons for office
                                                equipment, since 1990; Chairman
                                                and Chief Executive Officer of
                                                Schlegel Corporation (1987-
                                                1989); prior thereto Chairman,
                                                President and Chief Executive
                                                Officer of Navistar
                                                International Corporation.
                                                Director: Navistar
                                                International Corporation,
                                                Prudential Mutual Fund
                                                Management Corporation and
                                                Personal Sound Technologies
                                                Corporation



        Robert A.         1979       1995       Former Chairman and Managing
         Sherman (75)                           Director of Bausch & Lomb
                                                Ireland Limited (1984-1989);
                                                prior thereto Senior Vice
                                                President-Finance and
                                                Administration of Eastman Kodak
                                                Company




                                    STOCK OWNERSHIP

                The following table sets forth information, based upon reports filed by such persons with the Securities and Exchange Commission, with respect to the persons believed by the Company to be the beneficial owners of more than 5% of its outstanding Common Stock.

                                            NUMBER OF     PERCENT
          NAME AND ADDRESS                   SHARES       OF CLASS

          The Airlie Group L.P.
            and related persons              592,800<F1>    11.5%
            c/o W. R. Cotham
            201 Main Street, Suite 2600
            Fort Worth, Texas 76102

          G.S. Beckwith Gilbert and          574,100<F2>    11.1%
            Field Point Capital
            Management Company
            104 Field Point Road
            Greenwich, Connecticut 06830

          Gleason Memorial Fund, Inc.        535,763<F3>    10.4%
            1000 University Avenue
            Rochester, New York  14692

          The Retirement Plan                385,052<F3>     7.5%
            of The Gleason Works
            1000 University Avenue
            Rochester, New York  14692

          Dimensional Fund Advisors, Inc.    350,000<F4>     6.8%
            1299 Ocean Avenue, Suite 650
            Santa Monica, California  90401

[FN]
             <F1>   Based on reports filed with the Securities and Exchange
                    Commission by The Bass Management Trust ("BMT"), Perry
                    R. Bass, ("PRB"), Lee M. Bass ("LMB"), The Airlie Group L.P. ("TAG"), EBD L.P. ("EBD"), Dort A. Cameron III ("DAC"), TMT-FW, Inc. ("TMT"), Thomas M. Taylor ("TMT"), David A. Sachs ("DAS"), Karen R. Sachs ("KRS") and James C. Garnett ("JCG"), which report the following information. TAG beneficially owns 290,900 shares, approximately 5.6% of the amount outstanding, which EBD has sole power to vote and dispose of as the sole general partner of TAG. DAC and TMT-FW, as the two general partners of EBD, and TMT, as the President and sole shareholder of TMT-FW, share the power to vote and dispose of these same shares. BMT beneficially owns 145,450 shares, approximately 2.8% of the amount outstanding, which PRB has sole power to vote and dispose of as sole Trustee of BMT. LMB owns 145,450 shares, approximately 2.8% of the amount outstanding, which he has sole power to vote and dispose of. DAS and KRS own jointly and share the power to vote and dispose of 10,000 shares and JCG has sole power to vote and dispose of 1,000 shares.


             <F2>   Includes 3,100 shares held by Christopher S. Moore, 299
                    Park Avenue, New York, New York 10171, who according to reports filed with the Securities and Exchange Commission, together with Mr. Gilbert and Field Point Capital Management Company, may be deemed a "group" in respect of their stockholdings.

             <F3>   Sole dispositive and voting powers.  See also Note 6 to
                    the following table.

             <F4>   Sole dispositive power and, with respect to 122,400
                    shares, shared voting power.


             The following table sets forth information, as of March 1, 1994, with respect to the beneficial ownership of the Company's
          Common Stock by (a) each of the directors of the Company, (b) the Company's Chief Executive Officer and its four other most highly compensated executive officers as of December 31, 1993, and (c) all directors and officers of the Company as a group.


                                    NUMBER OF SHARES        PERCENT
                NAME                OF COMMON STOCK<F1>    OF CLASS

          Julian W. Atwater              6,500<F2>              *
          Robert W. Bjork                8,000<F2>              *
          J. David Cartwright              776<F3>              *
          Donald D. Lennox              10,046<F2><F3>          *
          Robert A. Sherman             18,956<F2><F3>          *
          James S. Gleason             172,629<F2><F4><F5>     3.2%
          Richard Johnstone             11,000<F2><F5>          *
          Gary J. Kimmet                11,970<F2><F5>          *
          Ralph E. Harper               14,026<F2><F5>          *
          John B. Kodweis               27,209<F2><F5>          *

          All directors and          1,224,273                22.9%<F2><F3><F4><F5><F6>
          officers as a
          group (13 persons)
          ______________________

          * Less than 1% of the outstanding shares of Common Stock.

           <F1>   Except as indicated in Notes 2 and 3, for all shares
                  listed the person possesses sole voting power and, except as indicated in Notes 3, 4 and 5, sole investment power.

           <F2>   Includes stock options which are exercisable prior to
                  May 1, 1994: Messrs. Atwater, Bjork, Lennox and Sherman - 6,000 shares each; Messrs. Gleason, Johnstone, Kimmet, Harper and Kodweis - 100,900, 3,500, 7,000, 9,500, and
                  20,803 shares respectively; and all directors and officers as a group - 178,203 shares.

           <F3>   Includes 776, 3,546 and 6,401 hypothetical shares
                  (without voting power) credited to the accounts of Messrs. Cartwright, Lennox and Sherman, respectively, pursuant to the Directors Fees Deferral Plan.

           <F4>   Includes 32,855 shares held in a trust of which
                  Mr. Gleason is an income beneficiary, the trustee of which has agreed to vote and dispose of the shares only as specified by him.

           <F5>   Includes the following number of shares which at March 1,
                  1994 were subject to restrictions on disposition:
                  Messrs. Gleason, Johnstone, Kimmet, Harper and Kodweis - 7,412, 3,300, 4,852, 2,392 and 3,395 shares respectively;
                  and all directors and executive officers as a group - 30,057 shares.

           <F6>   Includes 385,052 shares owned by The Retirement Plan of
                  The Gleason Works, the powers to vote and dispose of which are vested in a committee comprised of Messrs. Gleason, Harper and Kodweis, and 535,763 shares owned by Gleason Memorial Fund, Inc., a not-for-profit corporation, of which Messrs. Gleason, Harper, Kimmet and Kodweis are directors and/or officers. The stockholdings of these entities are not included above in those individuals' stockholdings.


                          COMPENSATION OF EXECUTIVE OFFICERS

                       EXECUTIVE COMPENSATION COMMITTEE REPORT

          Principles of Executive Compensation

                    The Company's Executive Compensation policy, which applies to the CEO and all other executive officers, is intended to align executive compensation with the long-term interests of Company stockholders. In applying this policy the Executive Compensation Committee of the Board of Directors (the "Committee") has followed a program to:

                    * Establish salary and bonus opportunities to attract, motivate and retain executive talent necessary for the long-term success of the Company.

                    * Integrate cash and equity based compensation so as to reward executives for performance that enhances the long-term value of shareholder equity.

          Executive Compensation Program

                    The program consists of both cash and equity based compensation. Cash compensation consists of a base salary and an opportunity for an annual bonus under the Annual Management Incentive Compensation Plan ("AMICP"). The Company participates in salary surveys both on a regional and national level and retains the firm of Towers Perrin to help ensure that the Company's salary structure is competitive within its industry and size. The Committee determines salary ranges for key executives. The Committee reviews, at least annually, the performance of executive officers and approves any adjustment in base compensation. In addition, the Committee annually considers awards under the AMICP. For individuals to be eligible for a bonus the Company and/or business unit must achieve a targeted return on the operating capital employed in the business or business unit. The targeted return varies as deemed appropriate for companies of Gleason's size and investment risk. In addition the Committee may award a bonus to key executives because of superior personal performance in the previous year.
                    Long-term incentives are provided through the 1992 Stock Plan. Under the Plan, the Committee has the authority to determine the individuals to whom stock options and shares of restricted stock are awarded, the terms of the grant and the number of shares. The amount of option grants is based on industry comparisons and position level. Through the award of stock option grants and restricted stock, the objective of aligning the long-range interests of the executive officers with those of stockholders is met. This is done by providing executive officers with the opportunity to have a financial stake in the Company that should increase as stock prices reflect improved Company performance.


          Chief Executive Officer Compensation

                    The Committee met in December 1992 to determine the Chief Executive Officer's compensation for 1993. It judged his salary range appropriate compared to those of comparable positions for manufacturing companies of comparable size and complexity. The Committee took note of management's success in restructuring the business through the sale of most of the Gleason Components Group, and the significant improvement in productivity of the core gear machine and tooling business units through major reductions in staff and changes in organization.
          It also recognized the implementation of a new state-of-the-art gear machine manufacturing facility and the development of new products that are essential to the ongoing success of the Company. Since the Company had, however, been considerably reduced in size by the sale of all but one unit of its Components Group, the Committee agreed with the recommendation of the Chief Executive Officer that his 1993 salary remain the same as in 1992. (His salary was actually less in 1993 than in 1992 because he, like all other executives and employees of the Company located in the U.S., was not paid for the two weeks during the year that the Company's Rochester operations were shut down.) Furthermore, no bonus for 1992 was awarded to him, since target returns for the Company had not been met because of depressed business conditions. As a long-term incentive, however, stock options totaling 16,000 shares were granted to him in December 1992.
                    The Committee met in December 1993 to determine the Chief Executive Officer's compensation for 1994. The Committee took note of management's continued success in restructuring the business through consummation during the year of the sale of Gleason Works SA in Belgium, further staff reductions in overhead positions, and aggressive attention to managing costs in a difficult economic environment in which capital purchases of gear machines were adversely affected by recessions in major European and Asian markets. The Committee concluded that, as recommended by the Chief Executive Officer, any decision regarding an increase in his salary, and those of other Executive Officers, should be deferred at least nine months, as was the case for all other employees. Furthermore, no bonus for 1993 was awarded to him since target returns for the Company had not been met because of continued depressed business conditions. As a long term incentive, however, stock options totaling 19,000 shares were granted to him in December 1993.

                           EXECUTIVE COMPENSATION COMMITTEE
                             Robert A. Sherman, Chairman
                                  Julian W. Atwater
                                   Donald D. Lennox



                                 STOCK PERFORMANCE GRAPH

             The graph below compares cumulative total return on the Company's
    Common Stock, the S&P 500 Index and a peer group index* over the last five fiscal years. The comparison assumes $100 was invested on January 1, 1989 in the Company's Common Stock and in each of the foregoing indices and assumes reinvestment of dividends.



                                              GLEASON CORPORATION

                               Comparison of Five Year Cumulative Total Return
                                  vs. S&P 500 and 8 Company Peer Group Index*

                                            Value of Investment ($)
     Company/Index Name     12/31/88     12/31/89     12/31/90     12/31/91     12/31/92     12/31/93
     Gleason Corporation       100          133          126          121          129          131
     S&P 500                   100          131          127          166          179          197
     Peer Group Index          100           91           65           85          123          136


     (The above table represents the data points of the stock performance graph)



     * Including Acme-Cleveland Corp., Brown & Sharpe Manufacturing Company,
       Cincinnati Milacron Inc., DeVlieg-Bullard, Inc., Giddings & Lewis, Inc.,
       Hurco Companies, Inc., Monarch Machine Tool Company and Newcor, Inc.


                             SUMMARY COMPENSATION TABLE

             Set forth below is certain compensation information for periods during which the named persons served as executive officers of the Company.

                            Annual Compensation       Long Term Compensation

                                                            Securities
                                                Restricted  Underlying  All Other
   Name and                                        Stock    Options/    Compensa-
   Principal                 Salary      Bonus   Awards<F1>  SARS       tion<F7>
   Position         Year      ($)         ($)      ($)        (#)          ($)

   James S.         1993     293,273        -         -<F2>  19,000      14,757
   Gleason          1992     305,004        -         -      16,000      14,382
   President and    1991     285,000        -         -      18,100      13,519
   Chief
   Executive
   Officer

   Richard          1993     116,658        -    45,375<F3>   3,500       7,049
   Johnstone
   Vice President-
   Technology
   The Gleason
   Works

   Gary J. Kimmet   1993     112,231        -         -<F4>   5,000       6,701
   Vice President-  1992     112,008        -         -       3,000       5,916
   Engineering,
   The Gleason
   Works

   Ralph E.         1993     111,542        -         -<F5>   5,000       6,337
   Harper           1992     108,000        -         -       3,500       5,493
   Vice President   1991      97,337      7,000   9,450       3,000       4,993
   Secretary &
   Treasurer

   John B.          1993     110,060        -         -<F6>   5,000       6,535
   Kodweis          1992     104,004        -         -       3,500       5,513
   Vice President-  1991      98,000      6,250       -       3,500       4,978
   Administration
   and Human
   Resources

   <F1> Holders of restricted stock are entitled to vote and receive dividends thereon.

   <F2> Mr. Gleason holds an aggregate of 7,412 shares of restricted stock valued, as of fiscal year end, at $112,107.

   <F3> Mr. Johnstone holds an aggregate of 3,300 shares of restricted stock valued as of fiscal year end at $49,913. The 1993 award was 3,000 shares, of which 1,000 will become unrestricted on the first anniversary of the award and 2,000 of which become unrestricted on the second anniversary of the award.


   <F4> Mr. Kimmet holds an aggregate of 4,852 shares of restricted stock valued, as of fiscal year end, at $73,387.

   <F5> Mr. Harper holds an aggregate of 2,392 shares of restricted stock valued, as of fiscal year end, at $36,179. The 1991 award was 700 shares, 87 of which become unrestricted on each anniversary of the award.

   <F6> Mr. Kodweis holds an aggregate of 3,395 shares of restricted stock valued, as of fiscal year end, at $51,349.

   <F7> Includes for 1993 $9,434, $4,666, $4,489, $4,462 and $4,402 in defined contribution retirement plan awards on behalf of Messrs. Gleason, Johnstone, Kimmet, Harper and Kodweis, respectively, and $2,358, $1,208, $1,124, $825 and $1,122 in contributions to the Company's 401(k) plan for their benefit, respectively, and $2,965, $1,174, $1,088, $1,050, and $1,011 in group term life insurance premium.





                                  STOCK OPTION GRANTS IN LAST FISCAL YEAR
                                                                          Potential Realizable
                     Securities               Exercise                    Value at Assumed
                     Underlying  % of Total   or Base                    Annual Rate of Stock
                     Options      Options     Price                       Price Appreciation for
                     Granted<F1> Granted to   ($ per   Expiration            Option Term<F2>
   Name                (#)       Employees     Share)    Date              5%($)          10%($)

   James S. Gleason   19,000         37.3      14.625    12/16/03          174,754        444,862

   Richard Johnstone   3,500          6.9      14.625    12/16/03           32,192         81,580

   Gary J. Kimmet      5,000          9.8      14.625    12/16/03           45,988        116,543

   Ralph E. Harper     5,000          9.8      14.625    12/16/03           45,988        116,543

   John B. Kodweis     5,000          9.8      14.625    12/16/03           45,988        116,543

   All Employees      51,000        100.0      14.625    12/16/03          469,078      1,188,733

   All Stockholders                                                     47,487,245    120,341,870

   All Employee Gains
   as % of all
   Stockholder Gains                                                         0.99%          0.99%

  <F1>  All options are exercisable at market value (average of high and low stock prices for the
        Company's Common Stock) at the date of grant.  The exercise price may be paid by cash or by delivery of shares of the Company's Common Stock already owned by the executive officer.

  <F2>  Gains, are reported net of the option exercise price, but before taxes associated with exercise.
        These amounts represent certain assumed rates of appreciation only.  Actual gains, if any, on stock option exercises are dependent on the future performance of the Common Stock, overall stock market conditions, as well as the optionholders' continued employment through the vesting period.
        The amounts reflected in this table may not necessarily be achieved.




                                      OPTION EXERCISES IN LAST FISCAL YEAR AND
                                              YEAR END OPTION VALUES<F1>
                             Number of Securities Underlying
                             Unexercised Options at           Value of Unexercised In-The-Money
                             Fiscal Year End                     Options at Fiscal Year End<F2>
                                         (#)                              ($)
              Name            Exercisable   Unexercisable      Exercisable    Unexercisable

          James S. Gleason     100,900        19,000             86,430          9,500

          Richard Johnstone      3,500         3,500                655          1,750

          Gary J. Kimmet         7,000         5,000                561          2,500

          Ralph E. Harper        9,500         5,000                655          2,500

          John B. Kodweis       20,803         5,000             14,200          2,500



         <F1>  No stock options were exercised by the named individuals in 1993.

         <F2>  Based on the difference between the option exercise prices and the closing price on the
               New York Stock Exchange, composite transactions of the Company's common stock on 12/31/93
               ($15.125).



                           PENSION PLAN AND EXECUTIVE AGREEMENTS

                   To enhance its ability to attract key employees whose Retirement Plan benefits would be limited by their length of service, the Company has adopted a Supplemental Retirement Plan ("SRP"), an unfunded defined benefit plan which, when combined with benefits from other Company retirement plans in which participants participate, social security benefits and certain other sources of retirement income, provides participants a minimum level of total retirement income, up to a maximum of 55% of final average earnings. Also, the SRP supplements the pension benefits of SRP participants by direct payment of amounts by which the participant's benefits under the Retirement Plan are limited by the Internal Revenue Code. Under the SRP, final average earnings are determined by reference to the three years in which the participant was most highly paid in the five years preceding retirement. SRP participants, who include all the persons named in the preceding Summary Compensation Table, except Mr. Johnstone, are selected by the Executive Compensation Committee of the Board of Directors. The following table illustrates the annual retirement benefits payable under the SRP, together with the other retirement plans in which executive officers participate, without regard to the Internal Revenue Code limitations, calculated on a single life annuity basis. These hypothetical benefit amounts are reduced by certain other sources of retirement income, including reductions for social security benefits, other retirement income payable to the employee by prior employers and employer contributions to the employee's account in the Company's Savings Plan that apply to the SRP.


          Final        10 years     20 years      30 years     40 years
          Average      of Credited  of Credited   of Credited  of Credited
          Earnings     Service      Service       Service      Service

          $100,000     $ 30,000     $ 40,000      $ 50,000     $ 55,000

          $150,000     $ 45,000     $ 60,000      $ 75,000     $ 82,500

          $200,000     $ 60,000     $ 80,000      $100,000     $110,000

          $250,000     $ 75,000     $100,000      $125,000     $137,506

          $300,000     $ 90,000     $120,000      $150,000     $165,000

          $350,000     $105,000     $140,000      $175,000     $192,500


          NOTE: As of December 31, 1993, the number of credited full years of service for those persons named in the preceding compensation table are as follows: Mr. Gleason: 34; Mr.
                    Kimmet: 26;  Mr. Harper: 21; and Mr. Kodweis: 14.


                  The Company has agreed, if Mr. Johnstone is employed by it through the end of 1995, to provide him retirement benefits equivalent to those he would have received had he remained with his former employer, less the value of such benefits he is entitled to from that employer and less the value of certain other benefits he received from the Company.

                  The Company has entered into agreements with Messrs. Gleason, Johnstone, Kimmet, Kodweis and Harper providing for severance benefits under certain circumstances ("Executive Agreements"). The terms "change of control," "cause," "disability" and "good reason" are used in the following description as defined in the Executive Agreements. If, while there is pending or within two years after a change in control, the Company terminates the executive's employment other than for cause or due to death or disability, or if the executive terminates his employment for good reason, the executive is entitled to receive: (1) salary through the termination date;
        (2) normal severance pay plus a cash payment of two times his highest annual compensation (including base salary and incentive compensation) for the three preceding years; (3) a cash payment to compensate for the additional pension benefits he would have received had he remained employed by the Company for two additional years; (4) a cash payment equal to two times the annual cost of his employee benefits, other than retirement and stock option plans; and (5) a cash payment of the present value of his accrued benefit under SRP, including credit for two additional years of service. Payments are limited to an amount which will not be subject to the excise tax imposed by Sections 2806 and 4999 of the Internal Revenue Code.



                COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

                    As indicated above, the members of the Executive Compensation Committee are Robert A. Sherman, Chairman, Julian W. Atwater and Donald D. Lennox. Julian W. Atwater, P.C., is a partner in the law firm of Nixon, Hargrave, Devans & Doyle, the Company's general counsel.


                                         AUDITORS

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPOINTMENT OF ERNST & YOUNG.
                The Board of Directors has recommended that Ernst & Young be appointed as auditors of the Company for 1994. A representative of that firm will be present at the meeting with the opportunity to make a statement and will be available to respond to appropriate questions.





                                 PROPOSALS OF STOCKHOLDERS

                 In order to be eligible for inclusion in the Company's proxy statement and form of proxy for next year's Annual Meeting, stockholder proposals that action be taken at the meeting must be received at the Company's principal executive offices by December 1, 1994.



                                       OTHER MATTERS

                   The Board of Directors of the Company knows of no other matters to be presented at the meeting. However, if any other matters properly come before the meeting, the persons named in the enclosed proxy will vote on such matters in accordance with their best judgment.

                   The cost of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, some officers and regular employees of the Company may, without extra compensation, solicit proxies personally or by telephone or telegraph and the Company will request brokerage houses, nominees, custodians and fiduciaries to forward proxy materials to beneficial owners and will reimburse their expenses. Also, the Company has retained D.F. King & Co. to assist in the proxy solicitation process for a fee of $2,000 plus expenses.


           STOCKHOLDERS MAY RECEIVE A COPY OF THE COMPANY'S ANNUAL REPORT
       ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION
       WITHOUT CHARGE ON REQUEST TO THE SECRETARY, GLEASON CORPORATION,
       1000 UNIVERSITY AVENUE, P.O. BOX 22970, ROCHESTER, NEW YORK 14692-2970.



        April 1, 1994


               (This page is intentionally left blank.)


                                    GLEASON CORPORATION

                                           PROXY

                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


                    The undersigned hereby appoints James S. Gleason and Ralph
          E. Harper, and either of them, with full power of substitution, attorneys and proxies to represent the undersigned at the Annual Meeting of Stockholders of Gleason Corporation to be held on May 3, 1994, and at any adjournment or adjournments thereof, with all the power which the undersigned would possess if personally present, and to vote all shares of stock which the undersigned may be entitled to vote at said meeting, hereby revoking any earlier proxy for said meeting.
                              (To be Signed on Reverse Side)

(X)  Please mark your votes as in this example.


               The Board of Directors recommends a vote FOR the Election of Directors and FOR Proposal (2).


          1.   Election of Directors.


                    FOR        ( )

                    WITHHELD   ( )


               Nominees:   J. David Cartwright and James S. Gleason

               For, except vote withheld from the following nominee:

               ____________________________________________________



          2.   Proposal to appoint Ernst & Young as Independent Auditors for
               1994.


                   FOR       AGAINST        ABSTAIN
                   ( )         ( )            ( )


          3. In accordance with their judgment in connection with the transaction of such other business, if any, as may properly come before the meeting.


          IF NOT OTHERWISE MARKED, THE SHARES REPRESENTED BY THIS PROXY SHALL BE VOTED IN THE ELECTION OF DIRECTORS AND FOR PROPOSAL (2).


          PLEASE COMPLETE, DATE, SIGN AND RETURN IN THE ENCLOSED ENVELOPE.


          SIGNATURE(S)__________________________   DATE _____________


          NOTE:  Name of stockholder should be signed exactly as it appears on this proxy.  When shares are held jointly, both should sign.